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                                   Exhibit 4


                          FORM OF APPLICATION (10919)
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                             A MetLife/R/ Company
                                    PARAGON
                            LIFE INSURANCE COMPANY


APPLICATION FOR
GROUP VARIABLE
UNIVERSAL LIFE WITH:

Proposed Insured                                                        Soc. Sec. No.        -       -                 [ ]  Male
----------------------------------------------------------------        --------------------------------------------
                   Last         First         MI          Maiden

Mailing Address                                                         Date of Birth             /     /              [ ]  Female
----------------------------------------------------------------        --------------------------------------------
                                                                                            M       D       Y
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             City              State           Zip

Daytime phone (        )                                                Evening Phone (        )
----------------------------------------------------------------        --------------------------------------------


                                                                        Owner
Owner                                                                   Soc. Sec. No.        -       -                 [ ]  Male
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                   Last         First         MI

Mailing Address                                                         Date of Birth             /     /              [ ]  Female
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                                                                        Contingent          M       D       Y
                                                                        Owner
----------------------------------------------------------------        --------------------------------------------
             City              State           Zip                                      Last            First     MI


GROUP AMERICAN PLUS Insurance Applied For:                              Beneficiary:
Amount of Insurance        Premium                                      --------------------------------------------

                                                                        Relationship:
                                                                        --------------------------------------------
---------------------         ------------
                                                                        Contingent Beneficiary:
                                                                        --------------------------------------------
                                      Frequency
[ ]  Level       [ ] Increasing        Monthly                          Relationship:
                                   ---------------                      --------------------------------------------

Net Premium Allocation (0 or minimum of 10%.  Percentages must be in whole numbers.)
[ ]     Global Growth Fund...............................................................   _____________%
[ ]     Growth Fund......................................................................   _____________%
[ ]     International Fund...............................................................   _____________%
[ ]     Growth-Income Fund...............................................................   _____________%
[ ]     Asset Allocation Fund............................................................   _____________%
[ ]     Bond Fund........................................................................   _____________%
[ ]     High-Yield Bond Fund.............................................................   _____________%
[ ]     U.S. Government/AAA-Rated Securities Fund........................................   _____________%
[ ]     Cash Management Fund.............................................................   _____________%
[ ]     Global Small Capitalization Fund.................................................   _____________%

                                                                         T  o  t  a  l           100     %

Additional Information:
   a.      Have you received a prospectus for the insurance applied for?   [ ]  Yes      [ ]  No

           Date of Prospectus:                      Date of any supplement:       /          /          .
           ----------------------------------------------------------------------------------------------

   b.      Do you understand that:
              (i)     the death benefit and cash surrender value will increase or decrease depending on the investment experience, and
             (ii)     there is no guaranteed cash surrender value?    [ ]   Yes      [ ]    No
   c.      Do you believe that the insurance applied for meets your insurance objectives and your
           anticipated financial needs?            [ ]   Yes      [ ]  No

                                       1

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Health Questions (Proposed Insured must complete.)
(Please give details to "Yes" answers in Remarks section)

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If applying for coverage in excess of
$500,000, also complete Application Part II.
---------------------------------------------


     1. Have you ever had or been advised to have surgery, or diagnosis or treatment for diabetes, heart disease or disorder, stroke or kidneys, respiratory or nervous system disorder, cancer, high blood pressure, or tumor?
        [_]  Yes      [_]  No

     2. Have you been hospitalized at any time during the last five years?
        [_]  Yes      [_]  No

     3. Have you received treatment or joined an organization because of alcohol or drug use or been medically advised to do so?
        [_]  Yes      [_]  No

     4. Have you ever had or been treated or diagnosed by a member of the medical profession for AIDS (Acquired Immune Deficiency Syndrome) or ARC (AIDS Related Complex)?
        [_]  Yes      [_]  No

     5. Are you disabled and/or not performing all of the duties of your occupation or profession?
        [_]  Yes      [_]  No

     6. Height                           Weight
          (Please explain any change in weight including lbs. in the past 12 mo. in "Remarks"
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Remarks:  (Use separate piece of paper if additional space is needed)
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Name & Question #       Date    Nature of Condition     Duration        Result
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Home Office Endorsement: (Home Office Use Only)         Plan #


                                                        Date of Issue
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                                   Agreement
By signing this application, you (1) represent that your answers on this application are true and complete to the best of your knowledge and b6mf; (2) understand and agree that this application must be approved by Paragon Life Insurance Company (3) understand that insurance is valid only if a Group Life insurance certificate is issued during your lifetime and you remain insurable until the date of issue shown on your certificate; (4) understand that this application and any supplements thereto will be a part of the certificate, if one is issued; (5) authorize the Group contractholder or its representatives to remit insurance premiums to Paragon Life Insurance Company and (6) understand that the Group contractholder and its employees will receive compensation for this insurance.

               Authorization to Obtain and Disclose Information

I authorize Paragon Life, its reinsures, employees, insurance support organizations and their representatives to obtain information about me to evaluate this application. This information may be about (1) age; (2) medical history, condition and care; (3) physical and mental health; (4) income; (5) other personal characteristics; and (6) other insurance. It includes the use of alcohol, drugs and tobacco.

I authorize any licensed physician, medical practitioner, hospital, clinic, the Veterans Administration or other medical or medically related facility, the Medical Information Bureau, employer or other insurance company, that has any records or knowledge of me or my health, to give to Paragon Life Insurance company, or its reinsures, any such information on receipt of this authorization. Paragon Life may release this information to its reinsurers, MIB, Inc., or other insurance company to whom I've applied or to whom a claim has been made. No other release may be made except as authorized by law, or unless I further authorize such a release.

This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have the right to receive a copy of this upon request. I acknowledge that I have received a copy of the Notice of Information Practices.

Signature:  X
            ----------------------    ------------------------------------------
              Proposed Insured        Applicant (if other than Proposed Insured)

Date:
-------------------------
        Month  Day  Year
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I (we) hereby authorize A.G., Edwards & Sons, Inc. to Liquidate sufficient Money
Fund (CCA) shares form Account No.    each month for the premium for this
coverage.

Account Owner(s) Signature       X                        X
                                 ----------------------   ---------------------
(If Joint Account,               X                        X
all parties must sign)           ----------------------   ---------------------
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10919                                  2
5/98